Exhibit 5.1

August 2, 2021

180 Life Sciences Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

RE:	180 Life Sciences Corp.
Post-Effective Amendment No. 1 to Registration Statement on Form S-1
File No. 333-249539

Ladies and Gentlemen:

Reference is made to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (as it may be amended, supplemented or modified from time to time, the “Registration Statement”) (No. 333-249539) and the prospectus contained therein (the “Prospectus”), filed with the U.S. Securities and Exchange Commission by 180 Life Sciences Corp., a Delaware corporation (“Company”), under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement, among other things, registers up to an additional 175,000 shares (the “Additional Shares”) of the common stock, par value $0.0001 per share, of the Company (“Common Stock”), to be offered for resale by a certain stockholder of the Company (the “Selling Stockholder”), of which Additional Shares, (x) 150,000 shares (the “Settlement Shares”) were issued to the Selling Stockholder pursuant to a Settlement Agreement dated as of July 31, 2021 by and between the Company and the Selling Stockholder (the “Settlement Agreement”), and (y) 25,000 shares (the “Warrant Shares”) are issuable to the Selling Stockholder pursuant to a warrant to purchase up to 25,000 shares of Common Stock at an initial exercise price of $7.07 per share that was issued to the Selling Stockholder pursuant to the Settlement Agreement (the “Warrant”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including, without limitation, the Registration Statement, the Prospectus, the Certificate of Incorporation and By-Laws of the Company (each as amended and restated to date), the Settlement Agreement, the form of Warrant, and certain resolutions of the Company’s directors relating to the Registration Statement, the Settlement Agreement and the issuance of the Settlement Shares, the Warrant Shares, the Warrant and the Additional Shares. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent that we have deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, it is our opinion that:

1.	the Settlement Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

2.	the Warrant Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Warrants, including, without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable.

We are admitted to the Bar in the State of New York and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP

PRYOR CASHMAN LLP